SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                           FILED BY THE REGISTRANT |X|

                 FILED BY A PARTY OTHER THAN THE REGISTRANT | |
                                       --
                           CHECK THE APPROPRIATE BOX:

                         || PRELIMINARY PROXY STATEMENT
                | | CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY
                       (AS PERMITTED BY RULE 14A-6(E)(2))
                         |X| DEFINITIVE PROXY STATEMENT
                       | | DEFINITIVE ADDITIONAL MATERIALS
        | | SOLICITING MATERIAL PURSUANT TO RULE 14A-11(C) OR RULE 14A-12

                                 WORKSTREAM INC.
                        --------------------------------
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

               PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):

                              |X| NO FEE REQUIRED.
             | | FEE COMPUTED ON TABLE BELOW PER EXCHANGE ACT RULES
                              14A-6(I)(1) AND 0-11.
                  1) TITLE OF EACH CLASS OF SECURITIES TO WHICH
            TRANSACTION APPLIES: 2) AGGREGATE NUMBER OF SECURITIES TO
                           WHICH TRANSACTION APPLIES:
                 3) PER UNIT PRICE OR OTHER UNDERLYING VALUE OF
             TRANSACTION COMPUTED PURSUANT TO EXCHANGE ACT RULE 0-11
                       (SET FORTH THE AMOUNT ON WHICH THE
           FILING FEE IS CALCULATED AND STATE HOW IT WAS DETERMINED):
               4) PROPOSED MAXIMUM AGGREGATE VALUE OF TRANSACTION:
                               5) TOTAL FEE PAID:
               | | FEE PAID PREVIOUSLY WITH PRELIMINARY MATERIALS:
     | | CHECK BOX IF ANY PART OF THE FEE IS OFFSET AS PROVIDED BY EXCHANGE
      ACT RULE 0-11(A)(2) AND IDENTIFY THE FILING FOR WHICH THE OFFSETTING FEE WAS PAID PREVIOUSLY. IDENTIFY THE PREVIOUS FILING BY REGISTRATION

                                 WORKSTREAM INC.
                      NOTICE OF ANNUAL AND SPECIAL MEETING
                                 OF SHAREHOLDERS

NOTICE IS HEREBY GIVEN THAT the annual and special meeting of the shareholders of WORKSTREAM INC. (the "Corporation") will be held on Thursday, November 20, 2003 at the offices of Workstream Inc. located at 495 March Road, Suite 300, Ottawa, Ontario commencing at 10:00 a.m. (Ottawa time) for the following purposes:

     1.   to elect the following persons as directors of the Corporation:

                  Michael Mullarkey
                  Thomas Danis
                  Matthew Ebbs
                  Michael Gerrior
                  Arthur Halloran
                  Cholo Manso

     2. to approve the Corporation's ability to issue common shares in an aggregate amount exceeding 19.99% of the Corporation's outstanding shares pursuant to convertible notes, Class A Series A Convertible Preferred Shares and warrants;

     3.   to appoint PricewaterhouseCoopers LLP as auditors of the Corporation;

     4.   to authorize the directors to fix the remuneration of the auditors;

     5. to receive and consider the financial statements of the Corporation for the fiscal year ended May 31, 2003 together with the auditors' report thereon and the Annual Report to the shareholders; and

     6. to transact such further and other business as may properly be brought before the meeting or any adjournment or any adjournments thereof.

The enclosed proxy is solicited by our management. We have enclosed a copy of our annual report for the fiscal year ended May 31, 2003, which is not a part of the proxy soliciting materials.

The financial statements referred to in paragraph 5 above are set out in our 2003 annual report, a copy of which is enclosed to this Notice of Meeting.

Your vote is important. Please sign, date and return your proxy card promptly so your shares can be represented, even if you plan to attend the meeting. Please see the proxy card for instructions on how to vote. You can revoke a proxy at any time prior to its exercise at the meeting by following the instructions in the proxy circular and proxy statement or by attending the meeting and voting in person.

         DATED this 24th day of October, 2003.

                  BY ORDER OF THE BOARD OF DIRECTORS


                                                /s/ Michael Mullarkey
                                                ---------------------------
                                                Michael Mullarkey, Chairman
NOTE:
IF YOU ARE UNABLE TO ATTEND THE MEETING IN PERSON, PLEASE COMPLETE AND RETURN THE ENCLOSED FORM OF PROXY. A POSTAGE PAID ADDRESSED ENVELOPE HAS BEEN ENCLOSED.

                                 WORKSTREAM INC.
                                 495 MARCH ROAD
                                    SUITE 300
                         OTTAWA, ONTARIO CANADA K2K 3G1
                                 (613) 270-0619

                              --------------------

                       PROXY CIRCULAR AND PROXY STATEMENT
                                       FOR
                   ANNUAL AND SPECIAL MEETING OF SHAREHOLDERS
                                NOVEMBER 20, 2003

                              --------------------

         This Proxy Circular and Proxy Statement is furnished in connection with the solicitation of proxies by, or on behalf of, the management of Workstream Inc. ("Workstream"), incorporated under the laws of Canada, for use at the annual and special meeting of the shareholders of Workstream (the "Meeting") to be held on Thursday, the 20th day of November, 2003 at the hour of 10:00 a.m. (Ottawa time) at the offices of Workstream, 495 March Road, Suite 300, Ottawa, Ontario and at any adjournment or adjournments thereof for the purposes set forth in the Notice of Meeting. Except as otherwise stated, the information contained herein is given as of October 24, 2003.

         The Notice of Annual and Special Meeting, this document and the Form of Proxy will be mailed commencing on or about October 27, 2003 to shareholders of record as of the close of business on October 24, 2003, the record date for the Meeting.

                      SOLICITATION OF PROXIES BY MANAGEMENT
                      -------------------------------------

         THE ENCLOSED PROXY IS BEING SOLICITED BY, OR ON BEHALF OF, OUR MANAGEMENT and the cost of such solicitation will be borne by us, including the cost of preparing, assembling and mailing proxy materials, handling and tabulating the proxies returned, and charges of brokerage houses, nominees and fiduciaries in forwarding proxy materials to our beneficial owners. The solicitation of proxies will be primarily by mail, but proxies may also be solicited by telephone or other personal contact by our directors, officers and employees or by our transfer agent and registrar. We will reimburse their expenses for doing this.

                              INFORMATION ON VOTING
                              ---------------------

APPOINTMENT OF PROXIES

         The persons named in the enclosed Form of Proxy are our directors and officers. A shareholder desiring to appoint some other person to represent him/her at the Meeting may do so by inserting such person's name in the blank space provided in the Form of the Proxy or by completing another form of proxy and in either case delivering the completed proxy to American Stock Transfer & Trust Company, 59 Maiden Lane, New York, New York 10038, Attention: Proxy

Department, not later than the day preceding the Meeting or by depositing it with the Chairman of the Meeting prior to the commencement of the Meeting. It is the responsibility of the shareholder appointing some other person to represent him/her to inform such person that he/she has been so appointed. The proxy must be executed by the shareholder or his attorney authorized in writing or, if the shareholder is a corporation, by an officer or attorney thereof, duly authorized.

REVOCABILITY OF PROXIES

         A shareholder executing the enclosed Form of Proxy has the right to revoke it under subsection 148(4) of the Act. A shareholder may revoke a proxy by depositing an instrument in writing executed by him/her or by his/her attorney authorized in writing at the offices of Workstream, 495 March Road, Suite 300, Ottawa, Ontario K2K 3G1 at any time up to and including the last business day preceding the day of the Meeting, or any adjournment or adjournments thereof, at which the proxy is to be used, or with the Chairman of the Meeting on the day of the Meeting or any adjournment or adjournments thereof or in any other manner permitted by law.

VOTING BY PROXY

         For the purpose of voting by proxy, proxies marked as "WITHHOLD/ABSTAIN" will be treated as present for the purpose of determining a quorum but will not be counted as having been voted in respect of any matter to which the instruction to "WITHHOLD/ABSTAIN" is indicated.

         Your Common Shares may not be registered in your name but in the name of an intermediary (which is usually a bank, trust company, securities dealer or broker, or a clearing agency in which an intermediary participates). If your Common Shares are registered in the name of an intermediary, you are a non-registered shareholder.

         We have distributed copies of this document to intermediaries for distribution to non-registered shareholders. Unless you have waived your rights to receive these materials, intermediaries are required to deliver them to you as a non-registered shareholder of Workstream and to seek your instructions as to how to vote your Common Shares. Proxies returned by intermediaries as "non-votes" because the intermediary has not received instructions from the non-registered shareholder with respect to the voting of certain shares or, under applicable stock exchange or other rules, the intermediary does not have the discretion to vote those shares on one or more of the matters that come before the meeting, will be treated as not entitled to vote on any such matter and will not be counted as having been voted in respect of any such matter. Common Shares represented by such broker "non-votes" will, however, be counted in determining whether there is a quorum.

         On any ballot that may be called for regarding the matters listed in the Notice of Annual and Special Meeting and in the Form of Proxy, the common shares of Workstream (hereinafter sometimes called the "Common Shares") represented by the enclosed Form of Proxy will be voted or withheld from voting in accordance with the instructions of the shareholder indicated thereon by marking an "X" in the boxes provided for that purpose on the Form of Proxy. In the absence of such instructions the Common Shares will be voted: (i) "FOR" the election of directors; (ii) "FOR" the approval to issue Common Shares in an aggregate amount exceeding 19.99% of the our outstanding shares pursuant to convertible notes, Class A Series A Convertible Preferred Shares and warrants;
(iii) "FOR" the appointment of auditors; and (iv) "FOR" authorizing the directors to fix the auditors' remuneration, in each case, as referred to in this Proxy Circular and Proxy Statement.

EXERCISE OF DISCRETION BY PROXIES

         If any amendments or variations to matters identified in the Notice of Meeting are proposed at the Meeting or if any other matters properly come before the Meeting, the enclosed Form of Proxy confers discretionary authority to vote on such amendments or variations or such other matters according to the best judgment of the person voting the proxy at the Meeting. Management knows of no matters to come before the Meeting other than the matters referred to in the Notice of Meeting.

                      AUTHORIZED CAPITAL, VOTING SHARES AND
                      -------------------------------------
                            PRINCIPAL HOLDERS THEREOF
                            -------------------------

         We are authorized to issue an unlimited number of Common Shares, an unlimited number of Class A Preferred Shares and an unlimited number of Series A Convertible Preferred Shares. Our shareholders of record as at the close of business on October 24, 2003 are entitled to receive notice of, and vote at, the Meeting. As of that date, 23,100,659 Common Shares were issued and outstanding and entitled to vote. As of October 24, 2003, there were no Class A Preferred Shares or Series A Convertible Preferred Shares outstanding. The holders of the Common Shares are entitled to one (1) vote at any meeting of our shareholders for each common share held.

         The presence at the Meeting, in person or by proxy, of the holders of at least 33-1/3% of the outstanding Common Shares entitled to be voted at the Meeting constitutes a quorum for the transaction of business at the Meeting.

         Unless otherwise indicated, all references in this document to dollar amounts are to U.S. dollars.

         SECURITY OWNERSHIP OF PRINCIPAL SHAREHOLDERS

         The following table sets forth as of October 24, 2003 certain information with respect to the beneficial ownership of each person whom we knew to be the beneficial owner of more than 5% of our Common Shares.

-------------------------------------------------------- -----------------------------------------------------------
                                                                               COMMON SHARES
-------------------------------------------------------- -----------------------------------------------------------
NAME AND ADDRESS OF
BENEFICIAL OWNER                                               NUMBER OF SHARES (1)                 PERCENT
-------------------------------------------------------- ---------------------------------- ------------------------

Michael Mullarkey                                                    4,175,000                       18.1%
c/o Workstream Inc., 495 March Road, Suite 300,
Ottawa, Ontario, K2K 3G1
-------------------------------------------------------- ---------------------------------- ------------------------

Paul Champagne                                                       3,463,625                       15.0%
P.O. Box 4085 Station A Toronto, Ontario M5W2X6
-------------------------------------------------------- ---------------------------------- ------------------------

Sands Brothers Venture Capital III LLC                              1,578,205 (2)                    6.4%
90 Parks Avenue
New York, N.Y. 10016
-------------------------------------------------------- ---------------------------------- ------------------------

(1) With respect to each shareholder, includes any shares issuable upon exercise of options and conversion of convertible notes held by such shareholder that are or will become exercisable or convertible within 60 days of October 24, 2003.

(2) Includes shares beneficially owned by affiliates of Sands Brothers Venture Capital III LLC. Also includes 1,535,636 Common Shares issuable upon conversion of convertible notes.

SECURITY OWNERSHIP OF MANAGEMENT

         The following table sets forth as of October 24, 2003 certain information with respect to the beneficial ownership of (i) each director, (ii) our chief executive officer and each other executive officer who earned more than $100,000 during fiscal year 2003 (collectively, the "Named Executive Officers") and (iii) all the directors and executive officers as a group.

-------------------------------------------------- --------------------------------- -----------------------------
NAME OF BENEFICIAL OWNER                                 NUMBER OF SHARES(1)               PERCENT OF CLASS
-------------------------------------------------- --------------------------------- -----------------------------

-------------------------------------------------- --------------------------------- -----------------------------
Michael Mullarkey                                             4,175,000                         18.1%
-------------------------------------------------- --------------------------------- -----------------------------
Matthew J. Ebbs                                                  66,667 (2)                        *
-------------------------------------------------- --------------------------------- -----------------------------
Michael A. Gerrior                                               30,000                            *
-------------------------------------------------- --------------------------------- -----------------------------
Cholo Manso                                                      22,000                            *
-------------------------------------------------- --------------------------------- -----------------------------
Thomas Danis                                                      --                              --
-------------------------------------------------- --------------------------------- -----------------------------
Andrew Hinchliff (3)                                              --                              --
-------------------------------------------------- --------------------------------- -----------------------------
Arthur Halloran (4)                                               --                              --
-------------------------------------------------- --------------------------------- -----------------------------
Paul Haggard (5)                                                  --                              --
-------------------------------------------------- --------------------------------- -----------------------------
All executive officers and directors as a group               4,297,667 (6)                     18.6%
(9 persons)
-------------------------------------------------- --------------------------------- -----------------------------

* Less than 1%

(1) With respect to each shareholder, includes any shares issuable upon exercise of options held by such shareholder that are or will become exercisable within 60 days of October 24, 2003.
(2) Consists of 66,667 Common Shares issuable upon the exercise of stock options.
(3) Mr. Hinchliff resigned from his position as Senior Vice President, North American Sales, in August 2003.
(4) Mr. Halloran resigned from his positions as President and Chief Operating Officer in April 2003.
(5)  Mr. Haggard resigned from his position as Chief Financial Officer in May
     2003.
(6)  Includes 70,667 Common Shares issuable upon the exercise of stock options.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         During the fiscal year ended May 31, 2003, we were a "foreign private issuer," as that term is defined in Rule 3b-4 of the Securities Exchange Act of 1934 (the "Exchange Act"). A foreign private issuer is exempt from Section 16 of the Exchange Act pursuant to Rule 3a12-3 under the Exchange Act. Accordingly, our executive officers, directors and beneficial owners of more than ten percent of our Common Shares were not subject to Section 16 of the Exchange Act and were not required to file reports with the Securities and Exchange Commission (the "SEC") relating to their ownership of and transactions in our equity securities. We determined that as of August 27, 2003, we no longer qualified as a foreign private issuer.

                        PROPOSAL 1--ELECTION OF DIRECTORS

                             (ITEM 1 ON PROXY CARD)

         At the Meeting, shareholders will be asked to approve the election of directors, as a group, by resolution, which requires that a majority of the votes cast at the Meeting be voted "FOR" the resolution for the election of nominees as a group. Unless a contrary choice is specified, proxies solicited by Management will be voted "FOR" the nominees for director set forth below.

         The term of office of each of the current directors is due to expire immediately prior to the election of directors at the Meeting.

         The name of each person nominated for election to the Board of Directors, together with certain information about them, is set forth below. The Board does not have a nominating or similar committee.

         THE BOARD OF DIRECTORS RECOMMENDS VOTING "FOR" THE NOMINEES FOR DIRECTOR SET FORTH BELOW.


                                                   Director
Name                                  Age          Since        Position

Michael Mullarkey                     35           2001         Chairman of the Board of Directors, President and
                                                                Chief Executive Officer (1)
Thomas Danis                          56           2001         Director (1)(2)
Matthew Ebbs                          38           1999         Director (1)(2)
Michael Gerrior                       53           2001         Director (1)
Arthur Halloran                       57           2001         Director (1)
Cholo Manso                           40           2001         Director (1)(2)

(1)  Term expires at 2003 annual meeting of shareholders.
(2)  Member of the Audit Committee of the Board of Directors.

Michael Mullarkey has been the Chairman of our Board of Directors since November 2001 and our Chief Executive Officer since April 2001. In April 2003, Mr. Mullarkey assumed the responsibilities of President, a position he previously served from April 2001 until November 2001. From January 2001 to April 2001, Mr. Mullarkey was a major investor in Paula Allen Holdings, Inc., a full service outplacement firm in the United States, which we acquired in April 2001. From January 1998 to September 1999, Mr. Mullarkey was the co-founder and managing director of Information Technology Mergers & Acquisitions, LLC, an investment capital group managing private equity funding and investing in emerging technology markets and organizations. From March 1997 to December 1998, he was the Senior Vice President of sales and marketing for Allin Corporation, a publicly traded enterprise solution provider. From October 1989 to February 1997, Mr. Mullarkey was Vice President and General Manager at Sony Corporation of America, a US subsidiary of Sony Corporation.

Thomas Danis joined our Board of Directors and audit committee in July 2001. Mr. Danis is currently the Managing Director of Aon Corporation. During 2001, Mr. Danis was the Market Area Leader for Southern California with Aon Risk Services and was responsible for the offices in this area. From 1993 to 2000, Mr. Danis was the Managing Director of the Mergers & Acquisitions Practice as Global Head Senior Executive of Sales in charge of the sales offices of the mid-River area of Aon Risk Services. Mr. Danis serves on the Board of Directors of International Wire Group, Inc., which manufactures and markets wire products, and the Board of Directors of its parent, International Wire Holding Company. International Wire Group, Inc. files reports pursuant to the Securities Exchange Act of 1934.

Matthew Ebbs has been a member of our Board of Directors and audit committee since October 1999. Presently, Mr. Ebbs is the Recovery Service Manager with Export Development Corporation. Until October 2001, Mr. Ebbs was the Chairman, Chief Executive Officer and a director of LuxurySquare.com Corporation, an electronic business and online catalogue company. From January 1997 to April 1999, Mr. Ebbs was an attorney at Perley-Robertson, Hill & McDougall LLP, our Canadian legal counsel.

Michael Gerrior has been a member of our Board of Directors since April 2001. From 1988 to present, Mr. Gerrior has been a partner at Perley-Robertson, Hill & McDougall LLP, our Canadian legal counsel. Mr. Gerrior assists his clients with mergers and acquisitions, securities matters and corporate governance. He has concluded private placements, venture capital transactions, and public offerings on various exchanges, including NASDAQ, the TSX Venture Exchange, the Toronto Stock Exchange and the Montreal Exchange.

Arthur Halloran has been a member of our Board of Directors since May 2001. From October 2001 until April 2003, Mr. Halloran also served as our President and Chief Operating Officer. From October 1989 until October 2001, Mr. Halloran was with Sony Electronics Inc., with his most recent position being Senior General Manager Specialty Sales and Marketing where he was responsible for retail operations and incentive marketing. From September 1999 to April 2000, Mr. Halloran was the President, Business Solutions Company, responsible for the creation and development of the first Sony company to address all of the Sony Electronic business units. From December 1990 to September 1999, Mr. Halloran was the Vice President, Diversified Markets, where he was responsible for the non-retail/non-traditional markets of Sony Electronics.

Cholo Manso joined our Board of Directors and audit committee in July 2001. Since January 2002, Mr. Manso has served as the Chief Executive Officer of Netlano Services Inc., which is a Managed Service Provider of mobility software applications. From September 1999 to present, Mr. Manso has been the President of Avemore International Inc., which is a consulting company that focuses on advising angel investors. From November 1996 to September 1999, Mr. Manso was the Chief Executive Officer and founder of Quarterdeck Consulting Inc., a company that specialized in sales of security software, hardware, consulting and maintenance services to the Canadian Federal Government and the private sector.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

         During the year ended May 31, 2003 ("fiscal 2003"), the Board of Directors held 4 meetings. Each director attended more than 75% of the aggregate of the total number of meetings of the Board and meetings held by all committees of the Board on which he served during fiscal 2003.

         The Board has established an Audit Committee. The Audit Committee is comprised of Matthew Ebbs (Chairman), Thomas Danis and Cholo Manso. The Audit Committee recommends to the Board the annual engagement of a firm of independent accountants and reviews with the independent accountants the scope and results of audits, internal accounting controls and audit practices and professional services rendered to us by such independent accountants. The Audit Committee also makes recommendations to the Board on the compensation of the Chief Executive Officer, President and Chief Financial Officer and administers our stock option plan. We do not have a Compensation Committee.

         The Audit Committee held 9 meetings during fiscal year 2003. Each member of the Audit Committee is "independent" as defined in NASD Rule 4200(a). The Board has adopted a written charter for the Audit Committee. A copy of the Audit Committee Charter is attached as Appendix A to this Proxy Circular and Proxy Statement.

COMPENSATION OF DIRECTORS

         All directors are entitled to reimbursement of their reasonable out-of-pocket expenses incurred in attending Board and committee meetings. Directors who are not also Workstream employees or professionals on retainer with Workstream are paid $15,000 annually. Directors who are members of our audit committee are paid an additional $1,000 for each committee meeting attended. In addition, each director is eligible to participate in our 2002 Amended and Restated Stock Option Plan. In June 2003, we granted our non-employee directors, Cholo Manso, Thomas Danis, Matthew Ebbs, Michael Gerrior and Arthur Halloran, options to purchase 40,000, 40,000, 40,000, 23,000 and 20,000 of our Common Shares, respectively. These options have an exercise price of $0.98 per share and vest in three equal annual installments commencing on the first anniversary of the grant date. These options terminate on the fifth anniversary of the grant date.

 PROPOSAL 2 - APPROVAL TO ISSUE COMMON SHARES IN AN AGGREGATE AMOUNT EXCEEDING
   19.99% OF THE OUTSTANDING COMMON SHARES PURSUANT TO OUR CONVERTIBLE NOTES,
                          SERIES A SHARES AND WARRANTS

                             (ITEM 2 ON PROXY CARD)

OVERVIEW

         In April and May 2002, we sold an aggregate of $2,900,000 principal amount of our 8% Senior Subordinated Convertible Notes and warrants to purchase an aggregate of 658,000 of our Common Shares to a group of institutional investors in a private placement. The aggregate principal amount of the Convertible Notes has been reduced to $2,100,000 as a result of the conversion of $800,000 of the principal amount of the Convertible Notes. In April and May 2004, $1,500,000 and $600,000, respectively, of the principal amount of the Convertible Notes mature and become due and payable.

         CONVERTIBLE NOTES

         The Convertible Notes are convertible into a class of preferred shares designated Class A Series A Convertible Preferred Shares, no par value per share (the "Series A Shares"). The conversion price of the Convertible Notes into Series A Shares is $100 per share. The conversion price of the Convertible Notes is subject to adjustment under certain circumstances. If certain changes occur to our capitalization, such as a stock split, dividend of Series A Shares or other capital reorganization, then the conversion price of the Convertible Notes will be adjusted appropriately. At the election of the holder, the Convertible Notes may be converted directly into our Common Shares at a conversion price equal to 80% of the average closing price of our Common Shares for the five day period before such conversion.

         SERIES A SHARES

         The Series A Shares are convertible into a number of Common Shares determined by dividing the conversion price of the Convertible Notes into Series A Shares by a floating conversion price based on the market price of our Common Shares (not to exceed the lesser of $0.75 or 80% of the market price of our Common Shares for the five day period immediately preceding conversion). The conversion price of the Series A Shares is subject to adjustment under certain circumstances. If certain changes occur to the our capitalization, such as a stock split, dividend of Common Shares or other capital reorganization, then the conversion price of the Series A Shares will be adjusted appropriately. In addition, the conversion price will be adjusted downward if we issue securities at a per share price less than the then-applicable conversion price (a "Conversion Price Adjustment Issuance"), excluding, among other things, issuances of options to employees, consultants and directors. After a Conversion Price Adjustment Issuance, the new conversion price of the Series A Shares would equal the per share price of such Conversion Price Adjustment Issuance. Accordingly, as a result of our sale of Common Shares at $0.75 per share to a private investor in May 2003, the conversion price of the Series A Shares was adjusted from the original conversion price of $3.00 per share to $0.75 per share.

         In February and June 2003, certain holders of our Convertible Notes exercised their option to convert a portion of the Convertible Notes. This resulted in a conversion of $200,000 and $600,000, respectively, of the principal amount of the Convertible Notes into Series A Shares, which Series A Shares were immediately converted into Common Shares. The conversion of $200,000 of the principal amount of the Convertible Notes in February 2003 resulted in 210,525 Common Shares being issued at a conversion price $0.95 per share, which was equal to 80% of the average market price of our Common Shares for the five days prior to conversion. The conversion of $600,000 of the principal amount of the Convertible Notes in June 2003 resulted in the issuance of 800,000 Common Shares at a conversion price equal to $0.75 per share, which was the equal to the price we sold our Common Shares in May 2003.

         WARRANTS

         The purchasers of the Convertible Notes also received warrants to purchase an aggregate of 658,000 of our Common Shares at an exercise price of $3.70 per share, which are exercisable until April 18, 2007. The exercise price and the number of Common Shares issuable upon exercise of the Warrants are subject to adjustment under certain circumstances. If certain changes occur to the our capitalization, such as a stock split, dividend of Common Shares or other capital reorganization, then the exercise price and number of shares issuable upon exercise of the Warrants will be adjusted appropriately. In addition, the exercise price and the number of Common Shares issuable upon exercise of the Warrants will be adjusted if we issue securities at a per share price less than the then-applicable exercise price (a "Warrant Adjustment Issuance"), excluding, among other things, issuances of options to employees, consultants and directors. After a Warrant Adjustment Issuance, the new exercise price and number of Common Shares issuable upon exercise of the Warrants would be based on a weighted-average formula. Accordingly, as a result of our issuance of various securities since the issuance of the Warrants, the number of Common Shares issuable upon exercise of the Warrants is 733,619 Common Shares and the exercise price per share is equal to $3.32 per share.

REASONS FOR SHAREHOLDER APPROVAL

         Our Common Shares are listed on the Nasdaq SmallCap Market, and, as a result, we are subject to Nasdaq's rules. Nasdaq Marketplace Rule 4350(i)(1)(D) requires Nasdaq-listed companies to obtain shareholder approval prior to the issuance of securities under certain circumstances, including a transaction involving the sale and issuance of common stock (or securities convertible into or exercisable for common stock) at a price below the book value or market value of the common stock, where the amount of stock being issued is equal to 20% or more of the issuer's common stock outstanding before such issuance.

         Immediately prior to the sale of the Convertible Notes and Warrants, we had 14,851,905 Common Shares outstanding. The Convertible Notes are currently convertible into 21,000 Series A Shares, which are then immediately convertible into 2,800,000 Common Shares, and the Warrants are exercisable for 733,619 Common Shares, for a total, together with the 1,010,525 Common Shares already issued in connection with prior conversions, of 4,544,144Common Shares. This total constitutes 31% of the Common Shares outstanding immediately prior to the sale of the Convertible Notes and Warrants. In addition, if there are further adjustments to the conversion price of the Convertible Notes and Series A Shares and the exercise price and number of Common Shares issuable upon exercise of the

Warrants, we will be required to issue a number of Common Shares exceeding 31% of the Common Shares outstanding immediately prior to the sale of the Convertible Notes and Warrants. Accordingly, under Nasdaq Marketplace Rule 4350(i)(1)(D) and pursuant to the terms of the Convertible Notes, Series A Shares and the Warrants, we are required to obtain shareholder approval before we can issue Common Shares in excess of 19.99% of the Common Shares outstanding immediately prior to the sale of the Convertible Notes and Warrants.

         In addition, Nasdaq Marketplace Rule 4350(i)(1)(B) requires shareholder approval in connection with the issuance of securities that could result in a "change of control" of an issuer, as such term is defined by Nasdaq. While we do not believe that the issuance of the Common Shares upon conversion of the Convertible Notes and Series A Shares and upon exercise of the Warrants will result in a change of control, and therefore we do not believe that Rule 4350(i)(1)(B) applies to this issuance, a substantial adjustment to the conversion price of the Convertible Notes and Series A Shares or the exercise price and number of Common Shares issuable upon exercise of the Warrants could result in a sufficient number of Common Shares being issued upon conversion of the Convertible Notes and Series A Shares and exercise of the Warrants to constitute a change in control.

         The purchasers of the Convertible Notes and Warrants agreed that unless we obtained shareholder approval they would not convert the Convertible Notes or Series A Shares into, or exercise the Warrants for, an aggregate amount of Common Shares exceeding 19.99% of the Common Shares outstanding immediately prior to the date we sold the Convertible Notes and Warrants. Michael Mullarkey and Paul Champagne have agreed to vote their Common Shares in favor of this Proposal 2.

         Absent shareholder approval of this Proposal 2, we will not be able to convert the Convertible Notes and Series A Shares or exercise the Warrants to the extent such conversion or exercise, when combined with all prior conversions of Convertible Notes and Series A Shares and Warrant exercises, would exceed 19.99% of the Common Shares outstanding immediately prior to the sale of the Convertible Notes and Warrants.

         Any amount of the Convertible Notes that holders of the Convertible Notes are unable to convert in excess of the 19.99% threshold would remain a cash liability, due and payable at the maturity date of the Convertible Notes. In that event, we may be required to raise additional funds in order to meet this obligation. We may not be able to raise sufficient funds at that time, and, even if we are able to raise sufficient funds, the terms of such financing may not be favorable to us.

         We granted the purchasers of the Convertible Notes and Warrants registration rights with respect to the Common Shares issuable upon conversion of the Convertible Notes and Series A Shares and upon exercise of the Warrants. In connection with the sale of the Convertible Notes and Warrants, we filed a registration statement on Form F-3 with the SEC which was declared effective by the SEC on January 17, 2003. That registration statement covers the resale of the Common Shares that are issuable upon conversion of the Convertible Notes and Series A Shares and upon exercise of the Warrants. If the shareholders approve this Proposal 2, we may be obligated to file an additional registration statement covering the resale of the Common Shares that exceed the 19.99% threshold that are issuable upon conversion of the Convertible Notes and Series A Shares and upon exercise of the Warrants.

         If the shareholders approve this Proposal 2, a significant number of additional Common Shares may be sold into the market, which could decrease the price of the Common Shares. In that case, we could be required to issue an increasingly greater number of Common Shares upon future conversions of the Series A Shares, sales of which could further depress the price of the Common Shares. In addition, if the sale of a large amount of Common Shares upon conversion of the Convertible Notes or Series A Shares or upon the exercise of the Warrants results in a decline in the price of the Common Shares, this event could encourage short sales by the holders or others. Short sales could place further downward pressure on the price of the Common Shares.

         A copy of the form of Convertible Note and form of Warrant were filed by us with the SEC as exhibits to our annual report on Form 10-K for the year ended May 31, 2002. A copy of the Articles of Amendment, setting forth the terms and conditions of the Series A Shares was filed by us with the SEC as an Exhibit to registration statement on Form F-3 (File No. 333-101502).

         The affirmative vote of a majority of votes present or represented by proxy at the Meeting is required to approve the issuance of Common Shares in an aggregate amount exceeding 19.99% of the outstanding Common Shares pursuant to the Convertible Notes, Series A Shares and Warrants. Michael Mullarkey and Paul Champagne have agreed to vote their Common Shares, representing an aggregate of 7,638,625 Common Shares or 33.1% of the outstanding Common Shares, in favor of this Proposal 2. Unless a contrary choice is specified, proxies solicited by Management will be voted "FOR" approval to issue Common Shares in an aggregate amount exceeding 19.99% of the outstanding Common Shares pursuant to the Convertible Notes, Series A Shares and Warrants.

         THE BOARD OF DIRECTORS RECOMMENDS VOTING "FOR" APPROVAL TO ISSUE COMMON SHARES IN AN AGGREGATE AMOUNT EXCEEDING 19.99% OF THE OUTSTANDING COMMON SHARES PURSUANT TO THE CONVERTIBLE NOTES, SERIES A SHARES AND WARRANTS.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

         The following table sets forth the cash compensation as well as certain other compensation earned during the fiscal years indicated by our Named Executive Officers.

---------------------------- -------------------------------------------------- ------------------- -------------------
                             Annual Compensation                                Long- Term
                                                                                Compensation
                                                                                Awards
---------------------------- -------------------------------------------------- -------------------

Name and           Year      Salary           Bonus         Other Annual        Securities          All Other
Principal                    ($)              ($)           Compensation        Underlying          Compensation
Position                                                    ($)                 Options (#)(1)      ($)
------------------ --------- ---------------- ------------- ------------------- ------------------- -------------------
Michael              2003     $200,000 (2)      $214,547            --               300,000            $4,710 (3)
Mullarkey,           2002     $ 83,333 (4)      $300,000            --                  --              $2,279 (3)
Chief Executive      2001          --              --               --                  --                  --
Officer
------------------ --------- ---------------- ------------- ------------------- ------------------- -------------------
Andrew               2003       $129,808        $51,751             --                  --                  --
Hinchliff,           2002       $ 81,364        $39,038             --                  --                  --
Senior Vice          2001       $ 59,682        $31,841             --               107,000                --
President, North
American Sales
(5)
------------------ --------- ---------------- ------------- ------------------- ------------------- -------------------
Arthur Halloran,     2003       $156,202           --               --                  --                  --
President (6)        2002       $ 91,823           --               --               100,000                --
                     2001          --              --               --                  --                  --
------------------ --------- ---------------- ------------- ------------------- ------------------- -------------------
Paul Haggard,        2003       $126,923           --               --                  --                  --
Chief Financial      2002       $ 84,134           --               --                50,000                --
Officer (7)          2001           --             --               --                  --                  --
------------------ --------- ---------------- ------------- ------------------- ------------------- -------------------

Notes to Summary Compensation Table:

(1) Represents the number of Common Shares underlying options granted under our 2002 Amended and Restated Stock Option Plan.

(2) All salary and bonuses earned by Mr. Mullarkey through May 31, 2003 have been deferred.

(3) Represents insurance premiums paid with respect to a $5,000,000 term life insurance policy on the life of Mr. Mullarkey.

(4) Mr. Mullarkey joined us in April 2001 and received no salary until January 1, 2002. Beginning January 1, 2002, Mr. Mullarkey's annual salary was $200,000.

(5) Mr. Hinchliff resigned from his position as Senior Vice President, North American Sales, in August 2003.

(6) Mr. Halloran resigned from his positions as President and Chief Operating Officer in April 2003.

(7)  Mr. Haggard resigned from his position as Chief Financial Officer in May
     2003.

STOCK OPTION GRANTS

         The following table sets forth certain information with respect to stock options to purchase our Common Shares that were granted to each of the Named Executive Officers during the year ended May 31, 2003.

-------------------------- ------------- --------------- ------------ -------------- --------------- ----------------------
                                                                                                     POTENTIAL REALIZABLE
                                                                                                       VALUE AT ASSUMED
                                                                                                        ANNUAL RATES OF
                                                                                                          STOCK PRICE
                                                                                                       APPRECIATION FOR
                                                                                                        OPTION TERM (2)
-------------------------- ------------- --------------- ------------ -------------- --------------- ----------------------
          NAME              NUMBER OF      % OF TOTAL     EXERCISE    MARKET VALUE     EXPIRATION     5% ($)     10% ($)
                              COMMON        OPTIONS       PRICE PER     OF OPTION         DATE
                              SHARES       GRANTED TO       SHARE       SHARES ON
                              UNDER       EMPLOYEES IN    ($/SHARE)    THE DATE OF
                             OPTIONS      FISCAL YEAR                     GRANT
                           GRANTED (1)        2003
-------------------------- ------------- --------------- ------------ -------------- --------------- --------- ------------
Michael Mullarkey          300,000 (3)        65%           $1.00         $1.00        1/27/2008     $82,884    $183,153
-------------------------- ------------- --------------- ------------ -------------- --------------- --------- ------------
Andrew Hinchliff (4)            --             --            --            --              --           --         --
-------------------------- ------------- --------------- ------------ -------------- --------------- --------- ------------
Arthur Halloran (5)             --             --            --            --              --           --         --
-------------------------- ------------- --------------- ------------ -------------- --------------- --------- ------------
Paul Haggard (6)                --             --            --            --              --           --         --
-------------------------- ------------- --------------- ------------ -------------- --------------- --------- ------------

(1) The options were granted under our 2002 Amended and Restated Stock Option Plan.
(2) Illustrates the value that might be received upon exercise of options immediately prior to the assumed expiration of their term at the specified compounded rates of appreciation based on the market price for the Common Shares when the options were granted. Assumed rates of appreciation are not necessarily indicative of future stock performance.
(3) Option vests 100,000 shares on January 27, 2004, 100,000 shares on January 27, 2005 and 100,000 shares on January 28, 2006.
(4) Mr. Hinchliff resigned from his position as Senior Vice President, North American Sales, in August 2003.
(5) Mr. Halloran resigned from his positions as President and Chief Operating Officer in April 2003.
(6)  Mr. Haggard resigned from his position as Chief Financial Officer in May
     2003.

STOCK OPTION EXERCISES AND HOLDINGS

         The following table sets forth for each of the Named Executive Officers certain information with respect to stock options exercised during the year ended May 31, 2003 and the number and value of exercisable and unexercisable options held by the Named Executive Officers as of May 31, 2003.

--------------------------- ------------ ------------ ---------------------------------- --------------------------------
                              SHARES        VALUE
           NAME              ACQUIRED     REALIZED     NUMBER OF SECURITIES UNDERLYING   Value of Unexercised
                            ON EXERCISE      ($)        UNEXERCISED OPTIONS AT FISCAL    In-the-Money Options at Fiscal
                                (#)                     YEAR-END Year-End (1)
                                                        EXERCISABLE/UNEXERCISABLE
                                                        (#)
                                                        EXERCISABLE/UNEXERCISABLE
                                                        ($)
--------------------------- ------------ ------------ ---------------------------------- --------------------------------
Michael Mullarkey               --           --                      0/0                              $0/$0
--------------------------- ------------ ------------ ---------------------------------- --------------------------------
Andrew Hinchliff (2)            --           --                 71,334/35,666                         $0/$0
--------------------------- ------------ ------------ ---------------------------------- --------------------------------
Arthur Halloran (3)             --           --                 33,333/66,667                         $0/$0
--------------------------- ------------ ------------ ---------------------------------- --------------------------------
Paul Haggard (4)                --           --                 16,666/33,334                         $0/$0
--------------------------- ------------ ------------ ---------------------------------- --------------------------------

     (1) The value of unexercised in-the-money options is based on the difference between the last sale price of a share of our Common Shares as reported on the NASDAQ Small Cap Market on May 31, 2003 ($0.96) and the exercise price of the options, multiplied by the number of options.

     (2) Mr. Hinchliff resigned from his position as Senior Vice President, North American Sales, in August 2003 and his options subsequently expired without being exercised.

     (3) Mr. Halloran resigned from his positions as President and Chief Operating Officer in April 2003 and his options subsequently expired without being exercised.

     (4) Mr. Haggard resigned from his position as Chief Financial Officer in May 2003 and his options subsequently expired without being exercised.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL
ARRANGEMENTS

         Michael Mullarkey Employment Agreement. We entered into an employment agreement as of January 2003 with Michael Mullarkey to serve as our Chief Executive Officer at a minimum annual salary of $200,000. The employment agreement has a one year term expiring in January 2004 that automatically renews at the end of its term for an additional year unless either party gives notice of nonrenewal. Mr. Mullarkey is also entitled to receive a bonus of up to $175,000 to be awarded should certain mutually agreed upon goals and objectives be achieved. In addition, we granted Mr. Mullarkey an option to purchase 300,000 of our Common Shares at an exercise price of $1.00 per share, which option vests in three equal annual installments beginning in January 2004. Under the agreement, Mr. Mullarkey also receives a car allowance of $800 per month as well as short-term and long-term disability coverage and term life insurance coverage of $5,000,000. If we elect to terminate Mr. Mullarkey's employment other than for "cause" (as defined in the agreement) within one year of the signing of the agreement, Mr. Mullarkey would be entitled to six months salary and benefits. If after one year of the signing of the agreement we elect to terminate Mr. Mullarkey's employment other than for "cause," or do not renew his employment agreement and fail to offer him continued employment on comparable terms, Mr. Mullarkey would be entitled to 12 months salary and benefits. If we elect to terminate Mr. Mullarkey's employment for "cause" at any time during the agreement, Mr. Mullarkey will continue to receive his salary and benefits until the date his employment is terminated.

         Mr. Mullarkey has agreed to defer until June 1, 2004, a total of $797,880 in compensation earned as of May 31, 2003, with interest accruing on the balance at an annual rate of 8%. If we elect to terminate Mr. Mullarkey's employment for any reason prior to June 1, 2004 or if a change of control occurs prior to June 1, 2004, all deferred compensation and interest accrued thereon will become immediately due and payable. After June 1, 2004, Mr. Mullarkey and Workstream will mutually agree on the repayment terms of his deferred compensation.

         Paul Haggard Employment Agreement. In October 2001, we entered into an employment agreement with Paul Haggard to serve as our Chief Financial Officer at a minimum annual salary of $125,000. The employment agreement had a one year term expiring in October 2002 that automatically renewed at the end of its term for an additional year unless either party gave notice of nonrenewal. Mr. Haggard was also entitled to receive a one time bonus in an amount to be mutually agreed upon based upon Mr. Haggard's performance. In May 2003, Mr. Haggard resigned from his position as our Chief Financial Officer. We agreed to provide Mr. Haggard with continued salary and benefits for approximately three months following his resignation in partial consideration for his efforts in assisting in the transitioning of our new Chief Financial Officer.

PERFORMANCE GRAPH

         The following graph compares the percentage change in the cumulative total shareholder return on the Common Shares from the date of our initial public offering in December 1999 with the cumulative total return of Standard & Poor's 500 Stock Index and a peer's results during such period. The company used as the peer is Monster Worldwide Inc., which provides recruiting solutions. The comparison assumes that $100 was invested at the beginning of such period in our Common Shares and in the Standard & Poor's 500 Stock Index and Monster Worldwide Inc. and assumes the reinvestment of any dividends.

                               Shareholder Return

                             [LINE GRAPH OMMITTED]

                                        CUMULATIVE VALUE OF $100 INVESTMENT

                           Workstream       Monster Worldwide       Standards & Poor
                           ----------       -----------------       ----------------
December 1999                     100                     100                    100
May 2000                        58.33                   92.28                  99.81
May 2001                        57.50                   97.32                  88.23
May 2002                        65.32                   45.11                  74.97
May 2003                           16                   33.20                  67.70


                       DIRECTORS' AND OFFICERS' INSURANCE
                       ----------------------------------

         During the fiscal year ended May 31, 2003, we paid a premium of $112,717 for our directors' and officers' liability insurance policy. The amount of coverage under such policy is $5,000,000.

Report on Executive Compensation

         We do not have a compensation committee but instead our audit committee performs equivalent functions of a compensation committee. Matthew Ebbs, Thomas Danis and Cholo Manso served on our audit committee during fiscal year 2003.

         Our philosophy in determining the compensation of our executive officers is to encourage performance in order to maintain our position in a highly competitive environment. As a result, the compensation package consists of a combination of salary, bonus opportunity and stock options. The Audit Committee believes that base salaries must be "competitive" and also recognize the job performance and contribution of employees. Each executive officer's base salary is determined by reviewing his or her sustained job performance over time, based on individual performance and performance of the business or staff unit over which the executive officer exercises responsibility.

         The salaries of the Chief Executive Officer and Chief Financial Officer are determined by the Audit Committee upon reliance on market data to assess their adequacy. During fiscal 2003, we granted our Chief Executive Officer and our Chief Financial Officer options to purchase 300,000 and 50,000 Common Shares, respectively, at an exercise price of $1.00 and $0.95 per share, respectively. The options vest in three equal annual installments beginning on the first anniversary of their grant date. Our Chief Executive Officer and Chief Financial Officer have written employment agreements that establish their annual salary, bonus and fringe benefits. Our Chief Executive Officer entered into a new employment agreement dated as of January 2003.

         During fiscal 2003, our Chief Executive Officer earned a base salary of $200,000 and a bonus of $214,547 pursuant to the terms of our Chief Executive Officer's prior employment agreement. Under his prior employment agreement, our Chief Executive Officer was entitled to receive a minimum annual base salary of $200,000 and a performance bonus as well as an additional bonus of $100,000 for any significant approved corporate transaction. As a result of our acquisition of Icarian, Inc. and Xylo, Inc. in fiscal 2003, our Chief Executive Officer earned a $100,000 additional bonus for each acquisition.

         In connection with the negotiation of his new employment agreement, the Audit Committee engaged the services of an executive compensation consulting firm to provide advice on compensation for the Chief Executive Officer position. The executive compensation consulting firm compiled competitive information on CEO positions with other high technology firms ranging in revenues from $25 million to $100 million. The Audit Committee took into consideration the report of the executive compensation consulting firm when determining the CEO's annual salary and bonus. Under his new employment agreement, our Chief Executive Officer's minimum base salary remained at $200,000 per year. However, the annual bonus was changed and is now based on improvements in Workstream's financial performance from the prior fiscal year and our Chief Executive Officer achieving certain personal objectives. More specifically, the amount of the annual bonus is dependent upon the amount by which Workstream's revenues and gross profit margins increase from the prior fiscal year and Workstream's earnings before interest, taxes, depreciation and amortization (EBITDA) for the applicable fiscal year.


         Submitted by the Audit Committee:

                  Matthew Ebbs
                  Thomas Danis
                  Cholo Manso


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         We do not have a compensation committee but instead our audit committee performs equivalent functions of a compensation committee. Matthew Ebbs, Thomas Danis and Cholo Manso served on our audit committee during the fiscal year ended May 31, 2003.

REPORT OF THE AUDIT COMMITTEE

         The Audit Committee reviews our financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process. Our independent auditors are responsible for expressing an opinion on the conformity of our audited financial statements to accounting principles generally accepted in the United States.

         In this context, the Audit Committee has reviewed and discussed with management and the independent auditors the audited financial statements. The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). In addition, the Audit Committee has received from the independent auditors the written disclosures covered under the letter from independent auditors, required by Independent Standards Board No. 1 (Independent Discussions with Audit Committees), and has discussed with the auditors their independence from Workstream and its management. Finally, the Audit Committee has considered whether the provision of non-audit services by the independent auditors is compatible with maintaining the auditors' independence.

         Based on the reviews and the discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in Workstream's Annual Report on Form 10-K for the year ended May 31, 2003, for filing with the Securities and Exchange Commission.

         Submitted by the Audit Committee:

                  Matthew Ebbs (Chairman)
                  Thomas Danis
                  Cholo Manso


FEES PAID TO AUDITORS

         As part of its duties, the Audit Committee has also considered whether the provision of services other than audit services by the independent auditors to us is compatible with maintaining the auditors' independence. The fees for all services provided by our independent auditors to us during fiscal year 2003 are as follows:

         AUDIT FEES

         Amounts billed by PricewaterhouseCoopers LLP for services rendered in connection with the audit of our financial statements for the fiscal year ended May 31, 2003 and the reviews of our quarterly financial statements were CDN$154,000 ($111,135 U.S. based on an exchange rate of $.72 effective May 31, 2003).

         FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

         PricewaterhouseCoopers LLP provided no information technology services relating to financial information systems design and implementation during fiscal year 2003.

         ALL OTHER FEES

         Amounts billed by PricewaterhouseCoopers LLP for all other professional services rendered to us in fiscal 2003 were CDN$265,000 ($191,239 U.S. based on an exchange rate of $0.72 effective May 31, 2003). These fees relate to tax consultation and compliance services, and work performed with respect to registration statements and other filings with the Securities and Exchange Commission.

              PROPOSAL 3 - RATIFICATION OF THE APPOINTMENT AUDITORS

                             (ITEM 3 ON PROXY CARD)

         Upon recommendation of the Audit Committee, the Board of Directors proposes to reappoint PricewaterhouseCoopers LLP as the auditors of Workstream, to hold office until the close of the next annual meeting of shareholders. PricewaterhouseCoopers LLP was first appointed auditor of Workstream on November 28, 1997. If the shareholders do not ratify this appointment by the affirmative vote of a majority of the votes present or represented by proxy at the Meeting, other independent public accountants will be considered by the Board of Directors upon recommendation of the Audit Committee.

         A representative of PricewaterhouseCoopers LLP is expected to be at the Meeting. Such representative will have the opportunity to make a statement and will be available to respond to appropriate questions.

         The affirmative vote of a majority of votes present or represented by proxy at the Meeting is required to ratify the appointment of PricewaterhouseCoopers LLP as auditors of Workstream. Unless a contrary choice is specified, proxies solicited by Management will be voted "FOR" ratification of the appointment of PricewaterhouseCoopers LLP as auditors of Workstream.

         THE BOARD OF DIRECTORS RECOMMENDS VOTING "FOR" RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS AUDITORS OF WORKSTREAM.

         PROPOSAL 4 - AUTHORIZATION TO FIX THE REMUNERATION OF AUDITORS


                             (ITEM 4 ON PROXY CARD)

         In the past, the directors have negotiated with our auditors on an arms-length basis in determining the fees to be paid to the auditors. Such fees have been based upon the complexity of the matters in question and the time incurred by the auditors. The affirmative vote of a majority of votes present or represented by proxy at the Meeting is required to authorize the directors to fix the remuneration of the auditors. Unless a contrary choice is specified, proxies solicited by Management will be voted "FOR" the authorization of the directors to fix the remuneration of the auditors.

         THE BOARD OF DIRECTORS RECOMMENDS VOTING "FOR" THE AUTHORIZATION OF THE DIRECTORS TO FIX THE REMUNERATION OF THE AUDITORS.

CERTAIN TRANSACTIONS

         Michael Mullarkey, our Chief Executive Officer, provided us with short-term loans in the aggregate principal amount of $500,000 during the fiscal year ended May 31, 2003 and $750,000 during fiscal year ended May 31, 2002. In January 2003 those loans were consolidated into a term loan maturing in five years. The consolidated term loan is collateralized by certain inventory, equipment, accounts receivable and other assets and bears interest at 8% per annum. Under the consolidated term loan, we are required to make monthly interest only payments during the first 24 months and monthly interest and principal payments beginning in January 2005. As at May 31, 2003, the total amount of the consolidated term loan was $1,287,901. In addition, Mr. Mullarkey has agreed to provide us with an additional $1,200,000 credit facility bearing interest at 8% per annum. With respect to each draw against the credit facility, we are required to make monthly interest only payments during the first 24 months from the draw date and thereafter monthly interest and principal payments over a three year period. We are allowed to draw against this credit facility as needed. Mr. Mullarkey also agreed to defer until June 1, 2004, a total of $797,880 in compensation earned as of May 31, 2003, with interest accruing on the balance at an annual rate of 8%. After June 1, 2004, Mr. Mullarkey and Workstream will mutually agree on the repayment terms of his deferred compensation.

         In March 2003, the Board of Directors approved the release of the final 500,000 Common Shares from escrow to the former shareholders of Paula Allen Holdings Inc. Pursuant to the agreement dated April 3, 2001 whereby we acquired 100% of the outstanding stock of Paula Allen Holdings, the release of the Common Shares was made following the achievement of certain revenue and profit targets at December 31, 2002. As a result, capital stock increased by $750,000 representing the value of 500,000 shares at $1.50 per share and goodwill also increased by $750,000 in the period ended February 28, 2003 recognizing the achievement of these targets. Michael Mullarkey, our Chief Executive Officer, owned a majority of the outstanding shares of Paula Allen Holdings. Mr. Mullarkey's portion of the 500,000 escrow shares distributed to the former shareholders of Paula Allen Holdings was 437,500 shares.

         During the fiscal year ended May 31, 2003, no funds were advanced by us to any of our shareholders or any affiliate of a shareholder who is one of our directors, officers or employees, or to an associate of any such shareholder.

                   AVAILABILITY OF ANNUAL REPORT ON FORM 10-K
                   ------------------------------------------

         A copy of our Annual Report on Form 10-K, as amended, for fiscal year 2003, as filed with the Securities and Exchange Commission, may be obtained without charge upon written request to Investor Relations, Workstream Inc., 495 March Road, Suite 300, Ottawa, Ontario K2K 3G1 or by calling Tammie Brown at
(613) 270-0619, extension 263.


                  SHAREHOLDER PROPOSALS FOR 2004 ANNUAL MEETING
                  ---------------------------------------------

         Shareholders wishing to submit proposals for inclusion in the proxy circular and proxy statement for the 2004 Annual Meeting of Shareholders must submit such proposals to us at 495 March Road, Suite 300, Ottawa, Ontario K2K 3G1, Attention: Corporate Secretary, on or before June 30, 2004. In order for the proposal to be included in the proxy circular and proxy statement, the shareholder submitting the proposal must meet certain eligibility standards and comply with the procedures established by the SEC as set forth in Rule 14a-8 of the Securities Exchange Act of 1934.

                                   CERTIFICATE
                                   -----------

         The contents of this Proxy Circular and Proxy Statement, and the sending of it to the holders of shares of Workstream, to each director of Workstream and to the appropriate governmental agencies have been approved by the Board of Directors.

DATED at Ottawa, Ontario, this 24 day of October, 2003.

BY ORDER OF THE BOARD

Signed by:

/s/ Michael Mullarkey
---------------------
Michael Mullarkey
Chairman

                                   APPENDIX A
                                   ----------

                             AUDIT COMMITTEE CHARTER
                             -----------------------

Introduction
------------

         Workstream Inc. executive management is primarily responsible for the completeness and accuracy of its financial reporting and the adequacy of its internal financial and operating controls. Its Board of Directors (the "Board") has responsibility to oversee management's exercise of these responsibilities. To assist the Board, the Company has established, an Audit Committee (the "Committee") whose authority and responsibilities are described by this Charter.

Purpose
-------

         This Charter is created in order to define the Committee's objectives, the range of its authority, the scope of its activities and its duties and responsibilities. It is intended to give Committee members, management, external and internal auditors a clear understanding of their respective roles. The Committee and the Board will review and assess the adequacy of this Charter annually.

Mission Statement
-----------------

         Oversight of the financial reporting process, the system of internal controls, the audit process, employee/director stock options and CEO compensation.

General Guidelines
------------------

              Size, Composition and Term of Appointment

     o The Committee is a committee of the Board and shall consist of no fewer than three directors, each of whom shall be independent and financially literate, and at least one of whom shall have the requisite accounting or related financial management expertise, in each case as defined by the rules promulgated by the Securities and Exchange Commission ("SEC") applicable to companies with securities listed for trading on the National Market System of the National Association of Securities Dealers, Inc. ("NASD") or similar successor system. The Board shall appoint the Committee's Chairperson and members annually.

              Meetings

     o The Committee will meet on a quarterly basis and special meetings may be called when circumstances require.

              Oversight by the Board

     o The Committee will report its activities to the full Board on a regular basis so that the Board is kept informed of its activities on a current basis. The Committee will perform all duties determined by the Board.

     o The Board will determine annually that the Committee's members are independent and that the Committee has fulfilled its duties and responsibilities. The Board also will review and assess the adequacy of the Committee's Charter.

         Authority

     o       The Committee acts on the Board's behalf in matters outlined below.

         Independent Auditors

     o The Committee, as representatives of the shareholders, has the ultimate authority to select, evaluate and, where appropriate, replace the independent public accountants, or to nominate the independent public accountants to be proposed for shareholder approval in the proxy statement. The Committee will consider management's recommendation of the appointment of the independent public accountants. The Committee will review with management the performance, appointment and/or termination of the independent public accountants.

     o The Committee will ensure that the independent public accountants provide a formal written statement to the Committee setting forth all relationships between the independent public accountants and the Company, consistent with the Independence Standards Board Standard No. 1.

     o The Committee will discuss with the independent public accountants any disclosed relationships or services which may impact the objectivity and independence of the independent public accountants.

     o The Committee will take, or recommend that the full Board take, appropriate action to ensure the independence of the independent public accountants.

     o The Committee will also review with management and the independent public accountants the annual audit scope and approach, significant accounting policies, audit conclusions regarding significant accounting estimates/reserves, and proposed fee arrangements for ongoing and special projects.

     o The Committee will review with management and the independent public accountants their assessments of the adequacy of internal controls, and the resolution of identified material weaknesses and reportable conditions in internal controls, including the prevention or detection of management override or compromise of the internal control system.

     o The Committee will review with management and the independent public accountants the Company's compliance with laws and regulations having to do with accounting and financial matters.

     o The Committee and the Board should consider whether the independent public accountants should meet with the full Board to discuss any matters relative to the financial statements and/or any potentially relevant matters, and to answer any questions that other directors may have.

     Financial Statements

     o The Committee will review with management and the independent public accountants, the Company's interim and year-end financial statements, including management's discussion and analysis, and audit findings. Such review will include a discussion of significant adjustments recorded or adjustments passed.

     o The Committee will request from financial management and the independent public accountants, a briefing on any significant accounting and reporting issues, including any changes in accounting standards or rules promulgated by the Financial Accounting Standards Board ("FASB"), SEC or other regulatory bodies, that have an effect on the financial statements.

     o The Committee will inquire about the existence and substance of any significant accounting accruals, reserves, or estimates made by management that had a material impact on the financial statements.

     o The Committee will inquire of management and the independent public accountants if there were any significant financial accounting or reporting issues discussed during the accounting period and, if so, how they were resolved or if not resolved, inquire as to the disagreements.

     o The members of the Committee will discuss among themselves, without management or the independent public accountants present, the quality of the accounting principles applied in the preparation of the Company's financial statements and significant judgments affecting the financial statements; and the independent public accountants' view of the quality of those principles and such judgments.

         Private Discussions with Independent Public Accountants

     o The Committee will meet privately with the independent public accountants to request their opinion on various matters including the quality of the Company's accounting principles as applied in its financial reporting, and the quality and performance of its financial and accounting personnel.

     o The Committee will also discuss privately with the independent public accountants any issues required by rules of the SEC, FASB and NASD.

     Areas Requiring Special Attention

     o The Committee will instruct the independent public accountants that the Committee expects to be advised if there are any areas that require special attention.

     Post-Audit Review

     o The Committee will review with management and the independent public accountants the annual Management Letter comments and management's responses to each.

     o The Committee will ask the independent public accountants what their greatest concerns were (including any serious difficulties encountered) and if they believe anything else should be discussed with the Committee that has not been raised or covered elsewhere.

         Litigation

     o The Committee will discuss/review with management, company counsel, and the independent public accountants the substance of any significant issues raised by counsel concerning litigation, contingencies, claims or assessments. The Committee should understand how such matters are reflected in the Company's financial statements.

                                 WORKSTREAM INC.
                                      PROXY
                                 FOR USE AT THE
                   ANNUAL AND SPECIAL MEETING OF SHAREHOLDERS
                           THURSDAY, NOVEMBER 20, 2003

     THIS PROXY IS SOLICITED ON BEHALF OF THE MANAGEMENT OF THE WORKSTREAM INC.

      The undersigned shareholder of WORKSTREAM INC. (the "Corporation") hereby appoints, MICHAEL MULLARKEY, Chairman and Chief Executive Officer of the Corporation, or failing him, DAVID POLANSKY, Chief Financial Officer of the Corporation, OR INSTEAD OF EITHER OF THE FOREGOING, __________, as the nominee of the undersigned to attend and act for and on behalf of the undersigned at the annual and special meeting of the shareholders of the Corporation to be held on the 20TH DAY OF NOVEMBER, 2003, and at any adjournment or adjournments thereof, to the same extent and with the same power as if the undersigned were personally present at the said meeting or such adjournment or adjournments thereof and, without limiting the generality of the power hereby conferred, the nominees designated above are specifically directed to vote the shares registered in the name of the undersigned, as specified below:

1. VOTE [ ] FOR [ ] AGAINST OR [ ] WITHHOLD/ABSTAIN FROM VOTING in the election of the nominees for directors of the Corporation as a group listed below: Michael Mullarkey; Thomas Danis; Matthew Ebbs; Michael Gerrior; Arthur Halloran; and Cholo Manso.

2. VOTE [ ] FOR [ ] AGAINST OR [ ] WITHHOLD/ABSTAIN FROM VOTING to issue common shares in an aggregate amount exceeding 19.99% of the outstanding common shares pursuant to convertible notes, Class A Series A Convertible Preferred Shares and warrants.

3. VOTE [ ] FOR [ ] AGAINST OR [ ] WITHHOLD/ABSTAIN FROM VOTING in the appointment of PricewaterhouseCoopers LLP as auditors of the Corporation.

4. VOTE [ ] FOR [ ] AGAINST OR [ ] WITHHOLD/ABSTAIN FROM VOTING in a resolution authorizing the directors to fix the remuneration of the auditors of the Corporation.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS SPECIFIED, OR IF NO SPECIFICATIONS ARE MADE, WILL BE VOTED (I) "FOR" THE ELECTION OF DIRECTORS, (II) "FOR" THE APPROVAL TO ISSUE COMMON SHARES IN AN AGGREGATE AMOUNT EXCEEDING 19.99% OF THE OUTSTANDING SHARES PURSUANT TO CONVERTIBLE NOTES, CLASS A SERIES A CONVERTIBLE PREFERRED SHARES AND WARRANTS, (III) "FOR" THE APPOINTMENT OF AUDITORS, AND (IV) "FOR" AUTHORIZING THE DIRECTORS TO FIX THE AUDITORS' REMUNERATION, AND IN ACCORDANCE WITH THE NOMINEES' DISCRETION ON ANY OTHER MATTER AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

         Dated the  ______ day of _________________, 2003.



----------------------------------       -----------------------------------
Name of Shareholder (please print)             Signature of Shareholder

Note: Please sign exactly as name appears hereon. When shares are held by joint tenants, all joint tenants should sign.

            When signing as attorney, executor, administrator, trustee or guardian, please give the full title as such. If a corporation, please sign in the full corporate name by the President or other authorized officer. If a partnership, please sign in partnership name by authorized person. Make sure that the name on your stock certificate(s) is exactly as you indicate above.

A SHAREHOLDER HAS THE RIGHT TO APPOINT A PERSON TO REPRESENT HIM/HER AND TO ATTEND AND ACT FOR HIM/HER ON HIS/HER BEHALF AT THE MEETING OTHER THAN THE NOMINEES DESIGNATED ABOVE AND MAY EXERCISE SUCH RIGHT BY INSERTING THE NAME OF HIS/HER NOMINEE IN THE SPACE PROVIDED ABOVE FOR THAT PURPOSE.

            Please mark, sign, date and return this proxy using the enclosed self-addressed, postage prepaid envelope no later than the close of business on the last business day preceding the meeting or any adjournment thereof with American Stock Transfer & Trust Company, 59 Maiden Lane, New York, New York 10038.